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                                                                      Exhibit 2


                          AMENDMENT TO RIGHTS AGREEMENT


      This Amendment to the Rights Agreement between Pennzoil-Quaker State Company (formerly Pennzoil Products Company) and Mellon Investor Services LLC (formerly The Chase Manhattan Bank), as Rights Agent, dated December 18, 1998 (the "Rights Agreement"), is hereby adopted as of March 5, 2002.

      Pursuant to Section 27 of the Rights Agreement, the Rights Agreement is hereby amended as follows:

      The definition of "Acquiring Person" is hereby amended by the addition of the following paragraph at the end of such definition:

            At any time that the Rights are redeemable, the Board of Directors may, generally or with respect to any specified Person or Persons, determine to increase to a specified percentage or amount greater than that set forth herein or decrease to a specified percentage or amount lower than that set forth herein or determine a number of shares to be (but in no event less than or equal to the percentage or number of shares of Common Stock then beneficially owned by such Person), the level of Beneficial Ownership of Common Stock at which a Person or such Person or Persons becomes an Acquiring Person.

      This Amendment may be executed in counterparts.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 5th day of March, 2002.



                                          PENNZOIL-QUAKER STATE COMPANY


                                          /s/ LINDA F. CONDIT
                                          ------------------------------------
                                          Name:  Linda F. Condit
                                          Title: Vice President and Corporate
                                                 Secretrary


                                          MELLON INVESTOR SERVICES LLC


                                          /s/ BARBARA J ROBBINS
                                          ------------------------------------
                                          Name:  Barbara J. Robbins
                                          Title: Vice President